UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2016

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Kirkland’s, Inc. (the “Company”) approved annual management cash bonus opportunities for the Company’s fiscal year ending January 28, 2017 (“Fiscal 2016”). Under this arrangement, participating managers are eligible to earn cash bonuses based on corporate performance during Fiscal 2016. The relevant corporate performance goal for this purpose is the achievement of a specified level of earnings before interest and taxes, determined without regard to (i) amounts accrued in respect of Fiscal 2016 cash bonuses, (ii) extraordinary gains, losses or expenses, (iii) changes in accounting principles, and (iv) non-recurring gains or charges as determined by the Board of Directors.

Upon achievement of the corporate performance goal, the Company’s executive officers will be eligible to receive the following target bonus amounts:

Named Executive Officer	Target Bonus Amount
W. Michael Madden	$465,000
President and Chief Executive Officer
Michelle R. Graul	$270,000
Executive Vice President of Stores and Merchandising
Adam C. Holland	$156,000
Vice President and Chief Financial Officer

The actual bonus payable to any executive officer may be more or less than his or her target bonus amount if actual corporate performance is above or below the specified goal, based on a scale approved by the Compensation Committee. In addition, unless otherwise determined by the Compensation Committee, as a condition of receiving any cash bonus otherwise earned for Fiscal 2016, each executive officer must remain continuously employed by the Company in good standing, in a position of equal or greater seniority, through the date such bonuses are actually paid (expected to be no later than April 15, 2017). Finally, the Compensation Committee has reserved the right, in its discretion, to reduce or eliminate any cash bonus otherwise earned for Fiscal 2016 based on individual performance or such other factors as it deems relevant.

The Company announced the fiscal 2016 base salary for our executive officers that had been determined by the Compensation Committee. The following table sets forth the fiscal 2016 base salaries for our Named Executive Officers:

Named Executive Officer	Base Salary
W. Michael Madden	$465,000
President and Chief Executive Officer
Michelle R. Graul	$360,000
Executive Vice President of Stores and Merchandising
Adam C. Holland	$260,000
Vice President and Chief Financial Officer

The Company also announced that the Compensation Committee of our Board of Directors had reviewed the achievement of Company performance goals for the Company’s fiscal year ended January 30, 2016 (“Fiscal 2015”) with respect to the Company’s named executive officers. The actual EBIT achieved by the Company in fiscal 2015 was $26.2 million (which was 70.1% of the target EBIT amount). Under the terms of the Company’s non-equity incentive plan for fiscal 2015, bonuses are not paid to plan participants unless at least 75% of the EBIT target is achieved. Because the minimum EBIT target for fiscal 2015 was not achieved, the Compensation Committee did not award bonuses to the named executive officers (or other Company employees) for fiscal 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

April 22, 2016	By:	/s/ Carter R. Todd

Name: Carter R. Todd
Title: Vice President and General Counsel